EXHIBIT
10.2




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AMENDMENT AND FOREBEARANCE AGREEMENT


           This Agreement and Forebearance Agreement ("Agreement"), dated as of June 25, 1999, is entered into by and among Staff Builders, Inc., a Delaware corporation ("Staff Builders") and certain of the direct and indirect subsidiaries of Staff builders listed on the signature pages attached hereto (all of the foregoing each individually, an HC "Borrower" and collectively, the "HC borrowers"), and Mellon Bank, N.A. ("Lender").

 BACKGROUND

           A. The HC Borrowers and the ATC Group, as hereinafter defined (collectively, for the purposes hereof, the "Borrowers") and Lender entered into a certain Amended and Restated Loan and Security Agreement, dated January 8, 1997, ("Existing Loan Agreement") and related instruments, agreements, and documents with Lender to reflect certain financing arrangements between the parties. All capitalized terms used but not defined herein shall have the meaning given to such terms in the Existing Loan Agreement. The Existing Loan Agreement as amended, and all other instruments, documents, and agreements related thereto or executed in connection therewith, are sometimes referred to herein collectively as the "Existing Loan Documents".

           B. Borrowers and Lender entered into a certain First Amendment to Amended and Restated Loan Security Agreement, dated April 27, 1998, pursuant to which certain terms and provisions of the Existing Loan Agreement were modified and certain subsidiaries of Staff builders joined in the loan facilities as Co-Borrowers.

           C. Borrowers and Lender entered into a certain Second Amendment to Amended and Restated Loan and Security Agreement dated June 30, 1998, pursuant to which certain terms and provisions of the Existing Loan Agreement were modified and certain subsidiaries of Staff Builders joined in the loan facilities as Co-Borrowers.

           D. Lender advised Borrowers by letter, dated January 14, 1999, that certain Events of Default had occurred and continued under the Existing Loan Agreement.

           E. Pursuant to a letter from Lender to Borrowers dated March 26, 1999, ("March 26th Letter" certain terms and conditions applicable to the making of advances under the Existing Loan
Agreement were modified.

                 One or more Events of Default continue to exist.

           G. Notwithstanding such Events of Default, Borrowers have requested that Lender agree, in consideration of the undertakings and obligations of Borrowers set forth herein, to make certain accommodations and to temporarily forbear from the exercise of Lender's rights and remedies under the Existing Loan Documents. Borrowers have (i) notified Lender that a plan has been approved by the Board of Directors of Staff Builders to separate its home healthcare business from its supplemental staffing business and to create two separate, publicly traded companies, one engaged exclusively in providing home healthcare services and the other engaged exclusively in providing supplemental staffing services (the "Spin-Off"), and (ii) have requested that Lender temporarily forbear from exercising any rights with respect to certain existing Events of Default to enable Borrowers to implement such a plan.

           H. Subject to the terms of this Agreement, and without waiving any of Lender's rights and remedies (including without limitation any consents of Lender to the Spin-Off required under the Existing
Loan Agreement), Lender and the ATC Group have entered into a certain ATC Revolving Credit Loan and Security Agreement dated June
_, 1999 and related agreements and documents (collectively, the "ATC Loan Documents") to reflect separated financing arrangements from Lender for the ATC Group and Lender has agreed to make certain other accommodations to the Borrowers.

           NOW THEREFORE, with the foregoing Background deemed incorporated by reference and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

                       Acknowledgments and Confirmations:

                a. Acknowledgment of Existing Defaults - Borrowers represent and warrant that as of the date of this Agreement, the Events of Default listed on Exhibit "A" attached hereto and made part hereof ("Existing Defaults") have occurred under the Existing Loan Documents and that no other Event(s) of Default, or event(s) which, with the passage of time or giving of notice or both, would constitute an Event of Default, are outstanding under the Existing Loan Documents or this Agreement.

                b. Confirmation of Indebtedness - Borrowers confirm and acknowledge that as of the close of business on June 23, 1999, the outstanding principal amount representing working capital advances to the Home Healthcare Division Borrowing Group (as defined in the March 261 Letter) is $17,563,280.50, and the outstanding principal amount representing working capital advances to the ATC Borrowing
Group (as defined in the March 26th letter) is $13,524,657.38, all of which amounts are owing without defense, setoff, claim, counterclaim or deduction of any nature. Borrowers further confirm and acknowledge that the principal sum of $8,416,666.72 is outstanding on the Acquisition Line, which also is owing without defense, setoff, claim, counterclaim or deduction of any nature.

                c. Confirmation of Collateral - Borrowers hereby confirm and agree that all security interests and liens granted to Lender continue unimpaired and in full force and effect and shall continue to cover and secure the Obligations of Borrowers to Lender under the Existing Loan Documents and the ATC Loan Documents. All ollateral remains free and clear of all liens other than those in favor of Lender. Nothing contained herein is intended to in any way impair or limit the validity, priority or extent of Lender's security interest in and liens upon the Collateral. Without limiting the foregoing, the HC Borrowers acknowledge and agree that their existing and future intercompany obligations to the ATC Group have been and are collaterally assigned to Lender and that Lender's liens on the Collateral of the HC Borrowers secure and shall secure such assigned claims.

            2. Forbearance:

               a. Grant of Forbearance - Subject to the terms and conditions, and satisfaction of the Effectiveness Conditions (as defined below) of this Agreement, through the Termination Date (as defined below), Lender shall forbear from taking any action or exercising any rights or remedies under the Existing Loan Documents and ATC Loan Documents against any Borrower, any Borrower's property, or the Collateral, because of the Existing Defaults. On the Termination Date, notwithstanding any provision in the Existing Loan Documents or the ATC Loan Documents, all forbearance with respect to the Existing Defaults shall cease and, thereupon, Lender may, in its discretion, and apart from its rights as a result of any new Event of Default, accelerate all Obligations under the Existing Loan Documents and/or the ATC Loan Documents and/or exercise at any time any and all available rights and remedies against Borrowers, Borrowers' property, Guarantors, and the Collateral. The Termination Date shall be the date that is the earlier to occur of. @ the occurrence of an Event of Default under the Existing Loan Documents and/or the ATC Loan Documents, other than the Existing Defaults, (including without limitation the occurrence of any breach or default of any covenant or obligation under this Agreement) or (ii) July 9, 1999.

              b. Preservation of Rights - By agreeing to forbear from the exercise of its rights and remedies until the Termination Date, Lender does not waive any of the Existing Defaults. All Existing Defaults are expressly preserved, subject to the terms of this Agreement. The granting of the forbearance hereunder shall not be deemed a waiver of Lender's rights and remedies or constitute a course of conduct or dealing on behalf of Lender. Subject only to the forbearance described herein, and notwithstanding any provision in the Existing Loan Documents or the ATC Loan Documents, Lender specifically reserves all rights and remedies, including, without limitation, Lender's right to declare all Obligations of Borrowers to Lender under the Existing Loan Documents and/or the ATC Loan Documents to be immediately due and payable on the Termination
Date.

           3. Conditions to Advances: Borrowers acknowledge that Lender has no present obligation to provide additional advances to Borrowers as a result of the Existing Defaults. Notwithstanding the foregoing, Lender is willing to make additional advances to Borrowers under the following conditions:

               a. In lieu of the Revolving Line of Credit established by Lender pursuant to Section 2.1 of the Existing Loan Agreement, and subject to paragraph 2 above, Borrowers shall have two separate Revolving Lines of Credit (collectively, the "Revolving Credit") to provide for separate loan facilities and advances to (i) the HC Borrowers (which are part of the home healthcare business of Staff Builders) and (ii) ATC Healthcare Services, Inc. and its subsidiaries ("ATC Group"). Notwithstanding the foregoing, all Borrowers shall continue to be obligated for all Loans advanced to the HC Borrowers and the ATC Group, respectively, and for the outstanding principal balance of the Acquisition Line. Borrowers confirm that the deferred monthly payments on the Acquisition Line due April 1, May 1 and June 1, 1999 shall continue to be deferred and the payment scheduled to be made on July 1, 1999 shall also be deferred (in each case, so long as the forbearance described herein exists) and, in each case, shall be due on the Termination Date.

              b. Home Healthcare Group Revolving Line of Credit

                 i. The HC Borrowers shall have a Revolving Line of Credit ("Home Healthcare Group Revolving Credit") which shall include cash sums advanced and other credit extended by Lender to or for the benefit of the HC Borrowers from time to time hereunder up to the maximum principal sum of Fifteen Million Nine Hundred Thousand ($15,900,000) ("Home Healthcare Group Maximum Revolving Credit Amount") at one time outstanding, depending upon the request of all such Borrowers and the availability of such Borrowers' Qualified Accounts, and based upon the Revolving Credit Borrowing Base for the Home Healthcare Group.

                  ii. The outstanding balance under the Home
Healthcare Group Revolving Credit may fluctuate from time to time, to be reduced by repayments made by the HC Borrowers and to be increased by future advances and extensions of credit which may be made by Lender to or for the benefit of the HC Borrowers. For the purposes to this Agreement, any determination as to whether there is availability within the Revolving Credit Borrowing Base for the HC Borrowers shall be determined by Lender in its sole discretion, and such determination shall be final and binding upon Borrowers.

                  iii. Subject to availability under the Revolving Credit Borrowing Base for the HC Borrowers, the fulfillment of any other conditions to borrowing contained in this Agreement or the Existing Loan Documents and the absence of an Event of Default (other than the Existing Defaults) or any event, which, with the giving of notice or passage of time or both, would become an Event of Default, the HC Borrowers may borrow, repay, and re-borrow from time to time prior to the Termination Date. Lender shall continue to have the right to establish reserves against the Revolving Credit Borrowing Base for the HC Borrowers in such amounts with respect to such matters as Lender in its sole discretion, deems appropriate.

                    iv. The advance percentage in the Borrowing Base with respect to the Home Healthcare Group Revolving Credit is increased from 75% to 80% until the earlier of (1) the Termination Date or (2) receipt by Borrowers or Lender of a tax refund referenced in paragraph 5e below.

                     v. All Loans and advances under the Home Healthcare Group Revolving Credit shall be subject to the terms and conditions of the Existing Loan Documents, except as expressly modified by this Agreement.

                  c. ATC Group Revolving Line of Credit - The ATC Group shall have a Revolving Line of Credit ("Revolving Credit") which shall include cash sums advanced and other credit extended by Lender to or for the benefit of the members of the ATC Group from time to time hereunder up to the maximum principal sum of Seventeen Million Five Hundred Thousand Dollars ($17,500,000) which limit, apart from any other rights of Lender hereunder, shall be automatically reduced to $14,500,000 on the Termination Date
('Maximum Revolving Credit Amount") at any one time outstanding, pursuant to the terms and conditions of the ATC Loan Documents. Notwithstanding the foregoing, Lender shall permit the ATC Group, until the Termination Date, to have an overadvance of $3,000,000 and shall permit the proceeds of such overadvance, at the option of the ATC Group, to be loaned to the HC Borrowers.

                   d. The interest rate applicable to the Home Healthcare Group Revolving Credit for the HC Borrowers shall continue to be the Prime Rate plus two (2) percentage points. The interest rate applicable to the Acquisition Line shall continue to be the Prime
Rate plus two and three-quarters (2-3/4) percentage points. The
Collateral Management Fee applicable to the HC Borrowers shall be $8,000 per month.

            4. Covenants:

               a. Borrowers covenant that on and after the date of execution of this Agreement and until the Obligations are indefeasibly paid and satisfied in full except as expressly modified hereby, the HC Borrowers shall continue to observe and maintain compliance with all covenants, representations and warranties arising in this Agreement and the Existing Loan
Documents and the ATC Group shall observe and perform all covenants and undertakings contained in the ATC Loan Agreement.

               b. In order to induce Lender to enter into this Agreement, the HC Borrowers further covenant and agree that:

                  i. No Capital Expenditures will hereafter be incurred by them.

                 ii. The HC Borrowers will provide Lender with weekly cash flow projections (by Thursday of each week) showing the subsequent week's projected receipts, disbursements, borrowing availability and line usage. A condition of the forbearance contained herein is that such projections show positive availability and borrowings under the line limit applicable to them.

               iii. The HC Borrowers shall maintain positive borrowing availability at all times under the Borrowing Base for the Home Healthcare Borrowing Group Credit.

                iv. The HC Borrowers will not pay any obligations not shown on the foregoing projections.


                c. No later than July 30, 1999, Borrowers shall file a federal income tax return form 1139 for fiscal year ending February
28, 1999, accompanied by fully executed IRS Form 2848 - Power of
Attorney and Declaration of Representative authorizing Blank Rome
Comisky & McCauley LLP (on behalf of Lender) to receive any tax refund checks payable to Borrowers.

           5. Effectiveness Conditions: Lender's undertakings hereunder are subject to satisfactory completion, as determined by Lender in its sole discretion, (all documents to be in form and substance satisfactory to Lender) and its counsel of the following conditions ("Effectiveness Conditions"):

                a. Execution and delivery by Borrowers of this Agreement and any other agreements, instruments and documents as Lender reasonably deems necessary to effectuate the transactions contemplated herein;

                b. Delivery by Borrowers of corporate actions authorizing the execution and delivery of this Agreement and performance of the transactions contemplated hereby;

                c. Lender shall have obtained (at Borrowers' expense) updated UCC, tax and judgment searches confirming
Lender's first priority security interest in the Collateral.

               d. Within five (5) days after the date of this Agreement, Borrowers shall have retained a consultant, acceptable to Lender, in its sole discretion, to provide financial and strategic advice, to validate Borrowers' projections, and to analyze, inter alia, the viability of each Borrower's business, profitability, ability to meet its current and long term obligations to the federal and state governments, on capital lease obligations and with respect to notes payable, the effect on the business, properties, assets, financial condition, results of operations or prospects of each Borrower of any monetary or non-monetary obligations resulting from the Year
2000 Problem, and the effect on each Borrower of the scheduled bank amortization under the terms and conditions of the proposed
Spin-Off. Any final written report provided to Borrowers by such consultant should at the same time be provided to Lender.

               e. Borrowers shall have paid to Lender a $50,000 forbearance fee.

               f. The HC Borrowers shall have a positive availability of not less than $500,000 under the Borrowing Base for the Home
Healthcare Group Revolving Credit.

               g. Execution and delivery by David Savitsky, Stephen Savitsky, Joseph Murphy, Dale Clift, Edward Teixeira and Willard
Derr of a management support agreement and fraud guarantee, each in favor of and in form and substance acceptable to Lender


      6. Representations and Warranties: Borrowers warrant an represent to Lender that:

           a. Prior Representations - By execution of this Agreement, each Borrower reconfirms that all warranties and representations made to Lender under the Existing Loan Documents and restates such warranties and representations as of the date hereof all of which shall be deemed continuing until all of the Obligations are paid and satisfied in full. Attached hereto are updated schedules to the Existing Loan Agreement in connection with such restated warranties and representations.

           b. Authorization - The execution and delivery by each Borrower of this Agreement and the performance by each Borrower of the transactions herein contemplated (i) are and will be within their powers, (ii) has been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which any Borrower is a party or by which the property of any Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of any Borrower.

           c. Valid, Binding and Enforceable - This Agreement and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable against each Borrower in accordance with their respective terms.

           d. Year 2000 - Each Borrower has reviewed the areas within its business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis the risk that certain computer applications used by such Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of any Borrower or the ability of any Borrower to duly and punctually pay or perform their obligations hereunder and under this Agreement or the Existing Loan Documents.

            7. Default:

           a. In addition to each of the Events of Default set forth in the Existing Loan Documents, the (i) failure of any Borrower to comply with its representations, warranties, covenants or other undertakings under this Agreement, or (ii) occurrence or institution (and continuance) of any action or proceeding which may materially adversely affect any Borrower's ability to perform under this Agreement as applicable, shall be an Event of Default under this Agreement, the Existing Loan Documents, and ATC Loan Documents and upon the occurrence of any such event or condition of Lender's undertakings under this Agreement may without notice to Borrowers, immediately terminate and all Obligations declared due and payable immediately; and

           b. The occurrence of any Event of Default, other than the Existing Defaults, under any of the Existing Loan Documents, and/or ATC Loan Documents or any other reason for the Termination Date shall be considered an Event of Default under all of the Existing Loan Documents and ATC Loan Documents and upon such Event of Default, Lender may, without notice to any Borrowers, immediately terminate Lender's undertakings under this Agreement and declare all Obligations of the HC Borrowers and/or ATC Group due and payable immediately.

     8. Further Assurances: Upon execution of this Agreement, and thereafter, each Borrower shall take all action requested by Lenders to effectuate the terms and intent of this Agreement and the Existing Loan Documents and in assuring continued, effective and proper perfection of the liens and security interests in the Collateral.

     9. Integrated Agreement: This Agreement shall be deemed incorporated into and made a part of the Existing Loan Documents. Except as expressly set forth herein, all of the terms, conditions and agreements of the Existing Loan Agreement, and other Existing Loan Documents are ratified and confirmed. The Existing Loan Documents, the ATC Loan Documents and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights, remedies and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall control.

     10. Non-Waiver: No omission or delay by either Lender in exercising any right or power under this Agreement, or the Existing Loan Documents, the ATC Loan Documents or any related agreement will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified. Lender's rights and remedies are cumulative and concurrent and may be pursued singly, successively or together, and by each Lender together or separately.

     11. Headings: The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

     12. Survival: All warranties, representations and covenants made by any Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by them or on their behalf under this Agreement, shall be considered to have been relied upon by Lender. All statements in any such certificate or other instrument shall constitute warranties and representations by Borrowers hereunder. All warranties, representations, and covenants made by any Borrower hereunder or under any other agreement or instrument shall be deemed continuing until the Obligations are indefeasibly paid and satisfied in full.

      13. Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. No delegation by any Borrower of any duty or obligation of performance may be made or is intended to be made to Lender. No rights are intended to be created hereunder or under any related instruments, documents or agreements for the benefit of any third party donee, creditor, incidental beneficiary or affiliate of any Borrower.

      14. Governing Law : This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The provisions of this Agreement are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

      15. Right of Setoff- In addition to all liens upon and rights of setoff against the money, securities or other property of any Borrower given to Lender by law, Lender shall have, with respect to each Borrower's obligations to Lender whether the Existing Loan Documents or otherwise and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and each Borrower hereby assignees, conveys, delivers, pledges and transfers to Lender all of such Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of such Borrower now or hereafter in the possession of or on deposit with Lender whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to any Borrower.

       16. Waiver of Jury Trial: Each Borrower and Lender hereby waives any and all rights any of them may have to a jury trial in connection with any litigation commenced by or against any of the parties to this Agreement with respect to rights and obligations of the parties hereto under this Agreement or under the Existing Loan Documents.

        17. Exclusive Jurisdiction: Each Borrower and Lender each irrevocably consent to the exclusive jurisdiction of the Courts of Common Pleas located within the Eastern District of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings whether arising hereunder or under the Existing Loan Documents. Each Borrower irrevocably agrees to service of process by certified mail return receipt requested to the address currently contained in Lender's records.

        18. Release and Indemnification: In order to induce Lender to enter into this Agreement, each Borrower does hereby agree as follows:

            a. Release - Each Borrower hereby fully, finally and forever acquits, quitclaims, releases and discharges Lender and its officers, directors, employees, agents, successors and assigns of and from any and all obligations, claims, liabilities, damages, demands, debts, liens, deficiencies or cause or causes of action to, of or for the benefit (whether directly or indirectly) of any Borrower, at law or in equity, known or unknown, contingent or otherwise, whether asserted or unasserted, whether now known or hereafter discovered, whether statutory, in contract or in tort, as well as any other kind or character of action now held, owned or possessed (whether directly or indirectly) by any Borrower on account of, arising out of, related to or concerning, whether directly or indirectly, proximately or remotely (i) the Obligations of Borrowers, (ii) the Existing Loan Documents, (iii) the negotiation, review, preparation or documentation of this Agreement or any other documents or agreements executed in connection therewith (collectively, the "Forbearance Documents"), (iv) the administration of the Forbearance Documents, (v) the enforcement, protection or preservation of Lender's rights under the Forbearance Documents, and/or (vi) any action or inaction by Lender in connection with any of the foregoing (the "Released Claims").

             b. Covenant Not to Litigate - In addition to the release contained above, and not in limitation thereof, each Borrower does hereby agree that it will never prosecute, nor voluntarily aid in the prosecution of, any action or proceeding relating to the Released Claims, whether by claim, counterclaim or otherwise.

             c. Transfer of Claims - If, and to the extent that, any of the Released Claims are, for any reason whatsoever, not fully, finally and forever released and discharged pursuant to the terms above, each Borrower does hereby absolutely and unconditionally grant, sell, bargain, transfer, assign and convey to Lender all of the Released Claims and any proceeds, settlements and distributions relating thereto.

             d. Indemnification - Each Borrower expressly agrees to indemnify and hold harmless Lender and its officers, directors, employees, agents, successors and assigns, of and from any and all obligations, losses, claims, damages, liabilities, demands, debts, liens, costs and expenses of Lender and its officers, directors, employees, agents, successors and assigns that may be asserted by, or may arise out of, whether directly or indirectly, proximately or remotely, any investigation, litigation, or other proceedings initiated, undertaken or joined in by any Borrower or any other third party (including, without limitation, any employee, agent, personal representative, heir, executor, successor or assign of any Borrower) in connection with (i) the Obligations of Borrowers, (ii) the Existing Loan Documents and ATC Loan Documents, (iii) the negotiation, review, preparation or documentation of this Agreement or any other documents or agreements executed in connection therewith (collectively, the "Forbearance Documents"), (iv) the administration of the Forbearance Documents, (v) the enforcement, protection or preservation of Lender's rights under the Forbearance Documents, and/or (vi) any action or inaction by Lender in connection with any of the foregoing, unless such claim results from any action or conduct of Lender which constitutes (1) a breach of its obligations under this Agreement or the Existing Loan Documents and ATC Loan Documents, (2) willful misconduct or (3) gross negligence.

            e. Each Borrower acknowledges that the foregoing is intended to be a general release with respect to the matters described therein. Each Borrower expressly acknowledges and agrees that the waivers and releases contained in this Agreement shall not be considered as an admission of and/or the existence of any claims of such Borrower against Lender. Each Borrower further acknowledges that, to the extent that any such claims may exist, they are of a speculative nature so as to be incapable of objective valuation and that, to the extent that any such claims may exist and may have value, such value would constitute primarily "nuisance" value or "leverage" value in adversarial proceedings between each Borrower and Lender. In any event, each Borrower hereby acknowledges and agrees that the value to such Borrower of this Agreement and of the covenants and agreements on the part of Lender contained in this Agreement substantially and materially exceeds any and all value of any kind or nature whatsoever of any claims or liabilities waived or released by such Borrower hereunder.

      19. Advice of Counsel: Each Borrower acknowledges that it has been represented by counsel in connection with the execution and delivery of this Agreement and that the terms and conditions of this Agreement are the result of negotiation between the parties hereto. Each Borrower further acknowledges that it has knowingly
(a) waived its right to (i) be heard prior to the entry of a judgment by confession and under that, upon such entry, such judgment shall become a lien on all real property of such Borrower in the county where such judgment is entered; (ii) trial by jury; and (iii) certain other rights as set forth in detail above; and
(b) consented to relief from the automatic stay. Each Borrower acknowledges that such waivers and consents constitute a material inducement for Lender to enter into this Agreement and it has been fully advised of the consequences of such provisions by its counsel.

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
           IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.
                                            LENDER:
                                            Mellon Bank, N.A.
                                            By: /s/ Jeffrey Saperstein
                                            Name: Jeffrey Saperstein
                                            Title: Vice President

BORROWERS:
Staff Builders, Inc.
a Delaware corporation

Albert Gallatin Home Care, Inc.,
     a Delaware corporation

S.B. Assured Home Care, Inc.
     a Delaware corporation

Albert Gallatin Services Corporation,
     a Pennsylvania corporation

S.B.H.F., Inc.
     a New York Corporation

Careco, Inc.,
     a Massachusetts corporation

S.B.P.P., Inc.,
     a Delaware  corporation

Ethicare Certified Services, Inc.,
     a New York corporation

Staff Builders, Inc.
     a New York corporation

Home Health Care, Inc.,
     a Maryland corporation

Staff Builders Home Health Care, Inc.
     a Delware corporation

Medvisit, Inc.,
     a North Carolina corporation

Staff Builders International, Inc.
     a New York corporation

Personnel Industries, Inc.
     a Maryland corporation

Staff Builders Prescription Services, Inc., a Colorado corporation

Professional Detail Services, Inc.,
      a New York corporation

Staff Builders Prescription Services, Inc.
      a Florida corporation

A Reliable Homemaker of Martin -
St. Lucie County, Inc.,
      a Florida corporation

Staff Builders Services, Inc.
      a New York corporation

St Lucie Home Health Agency. Inc.
      a Florida Corporation

Tender Loving Care Private Patient Company, Inc., a Florida Corporation

T.L.C. Home Health Care, Inc.
  a Florida corporation

T.L.C. Medicare Services of Broward, Inc., a Florida corporation

T.L.C. Medicare Services of Dade, Inc.,
     a Florida corporation

T.L.C. Midwest, Inc.,
     a Delaware corporation

Tender Loving Care Health Care Services,
Inc.,
     a Connecticut corporation

Tender Loving Care Home Care Services,
Inc.,
     a New York corporation

U.S. Ethicare Corporation, Inc.
     a Delaware corportion

U.S. Ethicare Albany Corporation
     a New York corporation

U.S. Ethicare Chautaugua Corporation
     a New York corporation

U.S. Ethicare Eire Corporation
     a New York corporation

U.S. Ethicare Niagara Corporation
     a New York corporation

U.S. Ethicare Onondaga Corporation
     a New York corporation

By: /s/ Stephen Savitsky
Name:   Stephen Savitsky
Title:  On behalf of and as CEO of each of the
        foregoing borrowers
Attest: /s/ Dale R. Clift

Name:  Dale R. Clift
Title:  Exec. V.P. of each of the foregoing Borrowers

ATC Healthcare Services

By:  /s/ Stephen Savitsky
Name: Stephen Savitsky
Title: CEO
Attest:  Dale R. Clift


ATC Staffing Services, Inc.

By:  /s/ Stephen Savitsky
Name: Stephen Savitsky
Title: CEO
Attest:  Dale R. Clift



By: /s/ Stephen Savitsky
Name:   Stephen Savitsky
Title:  On behalf of and as CEO of each of the
foregoing Borrowers
Attest: /s/ Dale R. Clift
Name:  Dale R. Clift
Title:  Exec. V.P. of each of the foregoing Borrowers


ATC Healthcare Services

By:  /s/ Stephen Savitsky
Name: Stephen Savitsky
Title: CEO
Attest:  Dale R. Clift


ATC Staffing Services, Inc.

By:  /s/ Stephen Savitsky
Name: Stephen Savitsky
Title: CEO
Attest:  Dale R. Clift